EXHIBIT (e)(1)

                             DISTRIBUTION AGREEMENT

                               TD WATERHOUSE TRUST
                                 100 WALL STREET
                               NEW YORK, NY 10005


                                                                  April 11, 2001


Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109


Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Trust") has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each Series of the Trust set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Trust. For purposes of this agreement, the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Trust's authorized shares.

         1.Services as Distributor

         1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended, and will transmit promptly, any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Trust of which the Trust has notified you in writing.

         1.2 You agree to use your best efforts to solicit orders for the sale of Shares in accordance with the terms and conditions of the aforementioned prospectus. It is contemplated that you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

         1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended (the " 1940 Act"), by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.


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         1.4  Whenever in their  judgment  such action is  warranted  by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Trust's Shares not in the best interest of the Trust, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales; and each party shall advise promptly the other party of any such determination.

         1.5 The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Trust shall not pay any of the costs of advertising or promotion for the sale of Shares.

         1.6 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise use its best efforts to take all actions that may be reasonably necessary in the discretion of the Trust' s officers in connection with the qualification of Shares for sale in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses that may be incurred in connection with such qualification; provided, however that the Trust shall not be required to qualify to do business as a foreign corporation in any jurisdiction. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

         1.7 The Trust shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Trust or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. The Trust also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Trust's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

         1.8 From time to time, each party shall be permitted reasonable access to records maintained by the other party in connection with this Agreement to the extent necessary to perform its obligations hereunder; provided, however, that to the extent a party provides records containing information relating to a customer of that party, the party receiving such records shall use the information contained in such records solely for the purpose of fulfilling its obligations under this Agreement and applicable law and for no other purpose.


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         1.9 The Trust  represents to you that all  registration  statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the 1940 Act, as amended, with respect to the Shares have been carefully prepared in conformity with the then-current requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto that at any time shall have been filed with said Commission. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Trust's securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.10 The Trust authorizes you and any dealers with whom you have entered into dealer agreements to use any prospectus in the then-current form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the Securities Act of 1933, as amended, the 1940 Act, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or


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any  statement of  additional  information,  or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, except that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any
registration   statement,   any   prospectus  or  any  statement  of  additional
information in reliance upon information furnished by you your officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, and except that the Trust's agreement to indemnify you and the Trust's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Trust or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, (i) except to the extent the Trust's ability to defend such action has been materially adversely affected by such failure, or
(ii) otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them, subject to the right of the Trust to assume the defense of such suit with counsel of good standing at any time prior to the settlement or final determination thereof. The Trust' s indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

         1.11 You agree to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the

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Trust, its officers or Board members,  or any such controlling person, may incur under the Securities Act of 1933, as amended, the 1940 Act, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Trust specifically for use in the Trust's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Trust and required to be stated in such answers or necessary to make such information, in the light of the circumstances under which it was made, not misleading. Your agreement to indemnify the Trust, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Trust, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability that you may have to the Trust, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, (i) except to the extent your ability to defend such action has been materially adversely affected by such failure, or (ii) otherwise than on account of your indemnity agreement contained in this paragraph 1.11. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust' s officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

         1.12 No Shares shall be offered by either you or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Trust's prospectus or charter documents.

         1.13 The Trust agrees to advise you immediately in writing:


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               (a) of any request by the Securities and Exchange  Commission for amendments to the registration statement or prospectus then in effect or for additional information;

               (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

               (c) of the happening of any, event that in the judgment of the Trust's Board of Trustees makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or that requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading in any material respect; and

               (d) of all declarations of effectiveness and other actions of the Securities and Exchange Commission with respect to any amendments to the registration statement or prospectus that may from time to time be filed with the Securities and Exchange Commission.

         2. Offering Price

         Shares of any class or series of the Trust offered for sale by you shall be offered at a price per share (the "offering price") equal to (a) the net asset value (determined in the manner set forth in the Trust's charter documents) plus (b) a sales charge, if any, and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Trust's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Trust offered for sale by you may be subject to a contingent deferred sales charge, to the extent set forth in the Trust's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Trust's then-current prospectus.

         3. Term

       This Agreement shall become effective with respect to the Trust as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust's Board or (ii) by a vote of a majority (as defined in the 1940 Act) of the Shares of the Trust or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable with respect to any Series or any Trust, without penalty, on not less than sixty days notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940
Act) of the outstanding voting securities of such Trust, or by you. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act).


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         4. Miscellaneous

         4.1 The Trust recognizes that your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

         4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         4.3 This Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of laws.

         4.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         4.5 Funds Distributor, Inc. ("FDI") represents and warrants that it is a member of the National Association of Securities Dealers ("NASD") and agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules. FDI agrees to comply with all applicable federal and state laws, rules and regulations. FDI agrees to notify the Trust immediately in the event of its expulsion or suspension by the NASD. Expulsion of FDI by the NASD will automatically terminate this Agreement immediately without notice. Suspension of FDI by the NASD will terminate this Agreement effective immediately upon written notice of termination to FDI from the Trust.

         4.6 All notices or other communications hereunder to either par-party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page 1 of this Agreement or at such other address as such party may be designated by written notice to the other, or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).


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         Please   confirm  that  the  foregoing  is  in  accordance   with  your
understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                                  Very truly yours,



                                                  TD WATERHOUSE TRUST



                                                  By:  /s/ George A. Rio
                                                       -------------------------
                                                           President

Accepted:

FUNDS DISTRIBUTOR, INC.



By:  /s/ Christopher J. Kelley
     -------------------------------
         Senior Vice President


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                                    EXHIBIT A

                                 Series of Funds
                               TD WATERHOUSE TRUST
                          TD Waterhouse Bond Index Fund
                            TD Waterhouse Dow 30 Fund
                          TD Waterhouse 500 Index Fund
                    TD Waterhouse Extended Market Index Fund
                         TD Waterhouse Asian Index Fund
                        TD Waterhouse European Index Fund
                          TD Waterhouse Technology Fund
                      TD Waterhouse Tax Managed Growth Fund


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